EXHIBIT 3.3

AMENDMENT TO THE BYLAWS

OF

GASCO ENERGY, INC.

October 15, 2013

Pursuant to Section 2 of Article IX of the Second Amended and Restated Bylaws of Gasco Energy, Inc., a Nevada corporation (the “Corporation”), effective as of April 8, 2009 (as amended, restated or otherwise modified, the “Bylaws”), and that certain unanimous written consent of the board of directors of the Corporation dated the date hereof, the Bylaws of the Corporation are hereby amended as set forth below:

Amendment to the Bylaws:

1.             Section 10 of Article II of the Bylaws is hereby deleted in its entirety and replaced with the following:

“Section 10. SHAREHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING. Any action required or permitted to be taken at an annual or special meeting of the shareholders may be taken without a meeting and without prior notice if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required.

All consents shall be filed with the Secretary of the corporation and shall be maintained in the corporate records. Any shareholder or other authorized person who has given a written consent may revoke it by a writing received by the Secretary of the corporation before written consents required to authorize the proposed action have been filed with the Secretary.”

2.             Section 2 of Article III of the Bylaws is hereby deleted in its entirety and replaced with the following:

Section 2. NUMBER OF DIRECTORS. The number of Directors shall be no fewer than one (1) nor more than three (3). The exact number of authorized Directors shall be determined and set, from time to time, by the then existing Board of Directors.

[Signature appears on following page]

I, the undersigned Secretary of Gasco Energy, Inc., hereby certify the foregoing is the adopted Amendment to Bylaws of the Corporation.

Executed this 15th day of October, 2013.

, Secretary

[SIGNATURE PAGE TO AMENDMENT TO BYLAWS OF GASCO ENERGY, INC.]